As filed with the Securities Exchange Commission on April 13, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIFTH THIRD BANCORP

(Exact Name of Registrant as Specified in its Charter)

38 Fountain Square Plaza,

Cincinnati, Ohio 45263

(Address, including zip code, of Registrant’s Principal Executive Offices)

Fifth Third Bancorp

2021 Incentive Compensation Plan

(Full Title of Plans)

Susan B. Zaunbrecher, Esq.

Executive Vice President and Chief Legal Officer

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Christopher England, Esq.

Fifth Third Bancorp

38 Fountain Square Plaza

MD 10909F

Cincinnati, Ohio 45263

(513) 534-4300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated file	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum aggregate offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, no par value per share	50,000,000 shares	$37.81	$1,890,050,000	$206,204.46

(1)

50,000,000 shares of Common Stock, no par value per share, of Fifth Third Bancorp (“Shares”) which may be issued or sold pursuant to the Fifth Third Bancorp 2021 Incentive Compensation Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act’), this registration statement also covers an indeterminate number of Shares that may be offered or issued to as a result of any adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the Shares registered hereby is based on the average of the high and low sale prices of a Share as reported on the Nasdaq Stock Market on April 8, 2021.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that Fifth Third Bancorp (the “Company” or “Fifth Third”) has filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	the Company’s Current Reports on Form 8-K filed with the Commission on January 25, 2021, February 23, 2021, March 19, 2021 and March 31, 2021;

•

the description of the Company’s Common Stock set forth in Exhibit 4.43 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed (but not furnished) by the Company pursuant to Sections 13(a), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

I-1

corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following: (a) any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

In addition, Section 1701.13(E)(5)(a) requires a corporation to pay any expenses, including attorney’s fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding.

The indemnification provided by Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of the Registrant.

The code of regulations of Fifth Third provides that Fifth Third shall indemnify, to the full extent permitted or authorized by applicable law, as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, or employee of the Company , or is or was serving at the request of the Company as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise.

Fifth Third carries directors’ and officers’ liability insurance coverage which insures its directors and officers and the directors and officers of its subsidiaries in certain circumstances.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

The following documents are furnished as exhibits to this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended Articles of Incorporation of Fifth Third Bancorp. Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 20, 2019

4.2	Amendment to the Amended Articles of Incorporation of Fifth Third Bancorp (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 26, 2019)

4.3	Amendment to the Amended Articles of Incorporation of Fifth Third Bancorp, as Amended (included as Attachment to Exhibit 3.3) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 17, 2019)

4.4	Amendment to the Amended Articles of Incorporation of Fifth Third Bancorp, as Amended (included as Attachment to Exhibit 3.4) (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 30, 2020)

4.5	Code of Regulations of Fifth Third Bancorp, as Amended as of March 23, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 24, 2020)

5.1	Opinion of Thompson Hine LLP*

23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1)*

23.2	Consent of Deloitte & Touche LLP*

24.1	Power of Attorney (set forth on signature page)*

99.1	The Fifth Third Bancorp Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s proxy statement filed with the Commission as Schedule 14A filed on March 2, 2021).

*	Filed herewith.

ITEM 9. UNDERTAKINGS.

(a) Rule 415 Offering

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on April 13, 2021.

FIFTH THIRD BANCORP

By:	/s/ Greg D. Carmichael
Greg D. Carmichael
Chairman of the Board and Chief
Executive Officer

POWERS OF ATTORNEY

The undersigned officers and directors do hereby constitute and appoint Greg D. Carmichael, with full power of substitution and re-substitution, as our true and lawful attorney-in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 13, 2021.

Name	Title
/s/ Greg D. Carmichael Greg D. Carmichael	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ James C. Leonard James C. Leonard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mark D. Hazel Mark D. Hazel	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Nicholas K. Akins Nicholas K. Akins	Director

/s/ B. Evan Bayh III B. Evan Bayh III	Director

/s/ Jorge L. Benitez Jorge L. Benitez	Director

/s/ Katherine B. Blackburn Katherine B. Blackburn	Director

/s/ Emerson L. Brumback Emerson L. Brumback	Director

/s/ Linda W. Clement-Holmes Linda W. Clement-Holmes	Director

/s/ C. Bryan Daniels C. Bryan Daniels	Director

/s/ Mitchell S. Feiger Mitchell S. Feiger	Director
/s/ Thomas H. Harvey Thomas H. Harvey	Director
/s/ Gary R. Heminger Gary R. Heminger	Director
/s/ Jewell D. Hoover Jewell D. Hoover	Director
/s/ Eileen A. Mallesch Eileen A. Mallesch	Director
/s/ Michael B. McCallister Michael B. McCallister	Director
/s/ Marsha C. Williams Marsha C. Williams	Director